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                                                                   Exhibit 23.1




INDEPENDENT AUDITOR'S CONSENT

We consent to the incorporation by reference in Registration Statement No. 33-55708 on Form S-8, and in Registration Statement No. 33-55900 on Form S-8, both of Brooktrout Technology, Inc., of our report dated March 8, 1996 (which expresses an unqualified opinion and includes an explanatory paragraph relating to the merger with Brooktrout Technology, Inc.) on the financial statements of Technically Speaking, Inc. as of December 31, 1995 and for the year then ended, appearing in the Current Report on Form 8-K of Brooktrout Technology, Inc. filed on June 12, 1996.


Boston, Massachusetts

June 12, 1996